Exhibit 23.2
CONSENT OF INDEPENDENT AUDIT FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 5 to Registration Statement (No. 333-158111) on Form S-11 of our report dated March 12, 2010, with respect to the Statement of Revenues and Certain Expenses for the year ended December 31, 2009, for Lacombe Medical Office Building. We further consent to the reference to us under the heading “Experts” in the prospectus.
/s/  KMJ CORBIN & COMPANY LLP
KMJ CORBIN & COMPANY LLP
Costa Mesa, California
June 3, 2010